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                       FIRST INDUSTRIAL REALTY TRUST, INC.

                            (a Maryland corporation)



                                  Common Stock



                               PURCHASE AGREEMENT



                              Dated: April 23, 1998











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                                1,112,644 Shares

                                 of Common Stock


                               PURCHASE AGREEMENT
                               ------------------


                                                                  April 23, 1998


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

                  First Industrial Realty Trust, Inc., a Maryland corporation (the "Company"), confirms its agreement to issue and sell 1,112,644 shares of Common Stock, par value $.01 per share (the "Shares"), to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Purchaser"). The Purchaser intends to deposit the Shares with the trustee of the Equity Investor Fund Cohen & Steers Realty Majors Portfolio (a Unit Investment Trust) (the "Trust"), a registered unit investment trust under the Investment Company Act of 1940, as amended, for which the Purchaser acts as sponsor and depositor, in exchange for units in the Trust. The Shares to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." First Industrial, L.P., a Delaware limited partnership of which the Company is the sole general partner, is hereinafter referred to as the "Operating Partnership."

                  1. Offering Memorandum. The Shares are to be offered and sold to the Purchaser without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions therefrom. In connection with the issuance of the Shares, the Company has prepared and delivered to the Purchaser a copy of a private placement memorandum dated as of the date hereof (as amended or supplemented, the "Offering Memorandum"). The Offering Memorandum is deemed to include all exhibits thereto and any documents incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which are "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are included as exhibits to or incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "Exchange Act") which is incorporated by reference in the Offering Memorandum. Capitalized terms used but not otherwise defined shall have the meanings given to those terms in the Offering Memorandum.

                  2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Shares and the Purchaser agrees to purchase from the Company at a price per share of $30.9122 (the "Purchase Price"), the number of Shares set forth in the first paragraph hereto.

                  3. Terms of Placement. The Company is advised by you that the Purchaser proposes to deposit the Shares with the trustee of the Trust a registered unit investment trust under the Investment Company Act of 1940, as amended, to which Merrill Lynch, Pierce, Fenner & Smith Incorporated acts as sponsor and depositor, in exchange for units in the Trust (the "Offering") as soon after the execution and delivery hereof as advisable in the judgment of Purchaser.

                  4. Delivery and Payment. Delivery to the Purchaser of certificates for, and payment of the Purchase Price for the Shares shall be made, subject to Section 9, at 10:00 A.M., New York City time, on the third business day or such other time not later than ten business days after such date as shall be agreed upon by the Purchaser and the Company (such time and date of payment and delivery being herein called the "Closing Date") at the offices of Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166. The Closing Date and the location of, delivery of and the form of payment for the Shares may be varied by agreement between you and the Company.

                  Certificates for the Shares shall be registered in such name and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Certificates in temporary form evidencing the Shares shall be delivered to you on the Closing Date, with any transfer taxes thereon duly paid by the Company, for the account of the Purchaser, against payment of the Purchase Price therefor by intra-bank transfer or wire transfer of same day funds to such account as may be designated by the Company at least two business days prior to the Closing Date.

                  5.     Agreements   of   the   Company   and   the   Operating
Partnership. Each of the Company and the Operating Partnership severally agrees with you as follows:

                  (a) The Company will deliver to the Purchaser, as promptly as possible, one copy of the Offering Memorandum and of each amendment and supplement thereto (including documents incorporated by reference therein) as the Purchaser may reasonably request. The Company consents to the delivery of the Offering Memorandum and any amendment or supplement thereto by the Purchaser to the Unit Trust, in connection with the deposit of the Shares with the trustee of the Trust in exchange for units in the Trust, as contemplated herein.

                  (b) Prior to the completion of the deposit of the Shares into the Trust, the Company will notify the Purchaser promptly, and, if requested by Purchaser, confirm such notice in writing, of (i) the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein not misleading or (ii) the initiation of any proceedings for the purpose of suspending the use of the Offering Memorandum.

                  (c) Neither the Company nor the Operating Partnership will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities

         Act) which will be integrated with the sale of any of the Shares in a manner that would require the registration of any of the Shares under the Securities Act.

                  (d) If any event shall occur as a result of which, in the opinion of counsel for the Purchaser, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in light of the circumstances existing when the Offering Memorandum is delivered to the Trust, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with any law, the Company will forthwith prepare an appropriate amendment or supplement to the Offering Memorandum (in form and substance reasonably satisfactory to counsel for the Purchaser) so that the statements in the Offering Memorandum, as so amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when it is so delivered, not misleading, or so that the Offering Memorandum will comply with any law, and to furnish to the Purchaser and to such dealers as you shall specify, such number of copies thereof as such Purchaser or dealers may reasonably request.

                  (e) The Company will use its best efforts, in cooperation with the Purchaser, to qualify, register or perfect exemptions for the Shares for offer and sale by the Purchaser under the applicable state securities or Blue Sky laws and real estate syndication laws of such jurisdictions as you may reasonably request; provided, however, the Company will not be required to qualify as a foreign corporation, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its charter or by-laws that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Company and its stockholders. In each jurisdiction in which the Shares have been so qualified or registered, the Company will use all reasonable efforts to file such statements and reports as may be required by the laws of such jurisdiction, to continue such qualification or registration in effect for so long a period as the Purchaser may reasonably request for the distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such qualification or registration; provided, however, the Company will not be required to qualify as a foreign corporation, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its charter or by-laws that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Company and its stockholders.

                  (f) During the period of five years after the date of this Agreement, the Company will furnish to the Purchaser as soon as available (x) a copy of each regular and periodic report, financial statement or other publicly available information of the Company and any of its subsidiaries mailed to the holders of the Shares or filed with the Securities and Exchange Commission (the "Commission") or any securities exchange and (y) such other publicly available information concerning the Company and any of its Subsidiaries as you may reasonably request.

                  (g) The Company will file all documents required to be filed by it with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act.

                   (h) The Company will pay all costs, expenses, fees and taxes incident to (i) the preparation and printing of the Offering Memorandum, (ii) the printing and delivery of this Agreement, the Registration Rights Agreement among the Company, the Operating Partnership and the Purchaser, in the form attached hereto as Annex A (the "Registration Rights Agreement"), and the Blue Sky Memorandum,
         (iii) the qualification or registration of the Shares for offer and sale under the securities, Blue Sky laws or real estate syndication laws of the several states in accordance with Section 5(e) hereof, (iv) the fee of and the filings and clearance, if any, with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the Offering, (v) the fee of and the listing of the Shares on the New York Stock Exchange, Inc. ("NYSE"), (vi) the preparation, issuance and delivery of certificates for the Shares to the Purchaser, (vii) the costs and charges of any transfer agent or registrar, (viii) any transfer taxes imposed on the sale by the Company of the Shares to the Purchaser and (ix) the fees and disbursements of the Company's counsel and accountants.

                  (i) The Company will use its best efforts to maintain the listing of the shares of the Company's common stock (including, when registered, the Shares) on the NYSE for a period of two years after the Closing Date and thereafter unless the Company's Board of Directors determines that it is no longer in the best interests of the Company for the shares of common stock (or the Shares) to continue to be so listed.

                  (j) The Company will use its best efforts to do and perform all things required to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

                  (k) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Offering Memorandum under "Use of Proceeds."

                  (l) The Company will use its best efforts to continue to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), unless the Company's Board of Directors determines that it is no longer in the best interests of the Company to be so qualified.

                  (m) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares in violation of the Securities Act.

                  (n) No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering of the Shares.

                  6.     Representations and Warranties of the Purchaser.
                         ------------------------------------------------

                  (a) The Purchaser is purchasing the Shares for its own account and intends to deposit the Shares in the Trust for investment and not with a view to the distribution thereof or with any present intention of distributing any of the Shares.

                  (b) The Purchaser has been provided an opportunity to ask questions of, and has received answers thereto satisfactory to it from, the Company and its representatives regarding the terms and conditions of the offering of the Shares, and it has obtained all additional information requested by it of the Company and its representatives to verify the accuracy of all information furnished to it regarding the offering of the Shares.

                  (c) The Purchaser has such knowledge and experience in financial affairs that it is capable of evaluating the merits and risks of purchasing the Shares purchased by it, and it has not relied in connection with this investment upon any representations, warranties or agreements other than those set forth in this Agreement and the Registration Rights Agreement. Its financial situation is such that it can afford to bear the economic risk of holding the Shares for an indefinite period of time, and can afford to suffer the complete loss of its investment in the Shares. It is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

                  (d) The Purchaser is acquiring the Shares to be purchased by it pursuant to this Agreement for deposit with the Trust and not with a view to any distribution of all or any part of such Shares. The Purchaser hereby agrees that, except as contemplated by this Agreement, it will not, directly or indirectly, assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of such Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Shares) except in accordance with the registration provisions of the Securities Act or an exemption from such registration provisions, and in accordance with any applicable state or other securities laws. It understands that it must bear the economic risk of an investment in the Shares for an indefinite period of time because, among other reasons, the offering and sale of the Shares have not been registered under the Securities Act and, therefore, the Shares cannot be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser also understands that sales or transfer of the Shares are further restricted by the provisions of state and other securities laws.

                  7. Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to the Purchaser as of the date hereof and the Closing Date that:

                  (a) Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Shares in a manner that would require the Shares to be registered under the Securities Act.
                                       5

                  (b) The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by the Purchaser expressly for use in the Offering Memorandum.

                  (c) The Offering Memorandum shall include as an exhibit thereto the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the filing of the end of the fiscal year to which such Annual Report relates. The documents included in the Offering Memorandum at the time they were filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations"), and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) The accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the Securities Act.

                  (e) The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein.

                  (f)    The  Company  has been duly  organized  and is  validly
         existing as a corporation under and by virtue of the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the Delaware Uniform Limited Partnership Act. Each of First Industrial Financing Partnership, L.P. (the "Financing Partnership"), First Industrial Securities, L.P. ("Securities, L.P."), First Industrial Mortgage Partnership, L.P. (the "Mortgage Partnership"), First Industrial Indianapolis, L.P. ("FII"), First Industrial Harrisburg, L.P. ("FIH"), First Industrial Development Services, L.P. ("DSG") and First Industrial Pennsylvania Partnership, L.P. ("FIP") (the Financing Partnership, Securities, L.P., the Mortgage Partnership, FII, FIH, DSG and FIP are referred to collectively herein as the "Partnership Subsidiaries") has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the laws of its jurisdiction of organization. F.R. Development Services, L.L.C. ("FRDS") has been duly organized and is validly existing as a limited liability corporation in good standing under and by virtue of the laws of its jurisdiction of organization. Each of First Industrial Securities Corporation ("FISC"), First Industrial Finance Corporation ("FIFC"), First Industrial Mortgage Corporation ("FIM"), First Industrial Pennsylvania Corporation ("FIPC"), First Industrial Indianapolis Corporation ("FIIC"), First Industrial Harrisburg Corporation ("FIHC"), FI Development Services Corporation ("FIDSC"), FR Acquisitions, Inc. ("FRA") and First Industrial Management Corporation ("FIMC," and together with FISC, FIFC, FIM, FIPC, FIIC, FIHC, FIDSC and FRA are referred to collectively herein as the "Corporate Subsidiaries," and the Partnership Subsidiaries and the Corporate Subsidiaries are referred to herein collectively as the "Subsidiaries"), has been duly organized and is validly existing as a corporation in good standing under and by virtue of the laws of its jurisdiction of incorporation. Other than the Corporate Subsidiaries, the Partnership Subsidiaries and FRDS, no entities in which the Company owns any equity securities constitute, individually or in the aggregate, a "significant subsidiary" under Rule 1-02 of Regulation S-X promulgated under the Exchange Act. The Company is the sole general partner of the Operating Partnership. FIFC is a wholly-owned subsidiary of the Company and is the sole general partner of the Financing Partnership. FIM is a wholly-owned subsidiary of the Company and is the sole general partner of the Mortgage Partnership. FISC is a wholly-owned subsidiary of the Company and is the sole general partner of Securities, L.P. The Operating Partnership and FISC are the only limited partners of Securities, L.P. FIPC is a wholly-owned subsidiary of the Company and is the sole general partner of FIP. FIIC is a wholly-owned subsidiary of the Company and is the sole general partner of FII. FIHC is a wholly-owned subsidiary of the Company and is the sole general partner of FIH. FIDSC is a wholly-owned subsidiary of the Company and is the sole general partner of DSG. FRDS is a wholly-owned subsidiary of the Operating Partnership. The Operating Partnership is the sole limited partner of each Partnership Subsidiary (except for Securities, L.P.). The Company, the Operating Partnership and each of the Subsidiaries has, and at the Closing Date will have, full corporate or partnership power and authority, as the case may be, to conduct all the activities conducted by it, to own, lease or operate all the properties and other assets owned, leased or operated by it and to conduct its business in which it engages or proposes to engage as described in the Offering Memorandum and the transactions contemplated hereby and thereby. The Company and each of the Corporate Subsidiaries is, and at the Closing Date will be, duly qualified or registered to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the properties and assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualifications or registration will not have a material adverse effect on (i) the condition, financial or otherwise, or the earnings, assets or business affairs or prospects of the Operating Partnership, Company and their Subsidiaries, taken as a whole or on the 769 in service properties owned, directly or indirectly, by the Company as of December 31, 1997, (the "Properties") taken as a whole, (ii) the issuance, validity or enforceability of the Shares or the enforceability of the Registration Rights Agreement (as defined below) or (iii) the consummation of any of the transactions contemplated by this Agreement and/or the Registration Rights Agreement (each a "Material Adverse Effect"), which jurisdictions of foreign qualification or registration are attached on Schedule I hereto. The Operating Partnership and each of the Partnership Subsidiaries is, and at the Closing Date will be, duly qualified or registered to do business and in good standing as a foreign limited partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualifications or registration will not have a Material Adverse Effect, which jurisdictions of foreign qualification or registration are attached on
         Schedule I hereto. Complete and correct copies of the articles of incorporation and of the by-laws of the Company, the certificate of limited partnership and agreement of limited partnership of the Operating Partnership and the charter documents, partnership agreements and other organizational documents of the Subsidiaries and all amendments thereto as have been requested by the Purchaser or its counsel have been delivered to the Purchaser or its counsel.

                  (g) The Company's authorized capitalization consists of 10,000,000 shares of preferred stock, par value $.01 per share, 100,000,000 shares of common stock, par value $.01 per share, and 65,000,000 shares of excess stock, par value $.01 per share. All of the Company's issued and outstanding shares of common stock and preferred stock have been duly authorized and are validly issued, fully paid and non-assessable and will have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws).

                  (h) The Shares have been duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when validly issued and delivered pursuant to this Agreement against payment of the Purchase Price, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar right and will have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws). The description of the Shares, and the statements related thereto, contained in the Offering Memorandum are, and at the Closing Date, will be, complete and accurate in all material respects. Upon payment of the Purchase Price and delivery of certificates representing the Shares in accordance herewith, the Purchaser will receive good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. No shares of common or preferred stock of the Company are reserved for any purpose other than securities to be issued pursuant to this Agreement and except as disclosed in the Offering Memorandum.

                  (i) As of the Closing Date, the partnership agreement of the Operating Partnership will have been duly authorized, executed and delivered by the Company, as the general partner and as a limited partner and the partnership agreement of each Partnership Subsidiary, other than the Operating Partnership, will have been duly authorized, validly executed and delivered by each partner thereto and is valid, legally binding and enforceable in accordance with its terms subject to
         (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; immediately following the Closing Date, all of the issued and outstanding shares of capital stock of each Corporate Subsidiary will have been duly authorized and are validly issued, fully paid and non-assessable and

         (except as described in the Offering Memorandum) will be owned directly or indirectly by the Company or the Operating Partnership, free and clear of all security interests, liens and encumbrances, (except for pledges in connection with the loan agreements of the Company and the Subsidiaries) and all of the partnership interests in each Partnership Subsidiary will have been duly authorized and validly issued, fully paid and (except as described in the Offering Memorandum) will be owned directly or indirectly by the Company or the Operating Partnership, free and clear of all security interests, liens and encumbrances (except for pledges in connection with the loan agreements of the Company and the Subsidiaries).

                  (j) Subsequent to the respective dates as of which information is given in the Offering Memorandum and prior to the Closing Date, (i) there has not been and will not have been, except as set forth in or contemplated by the Offering Memorandum, any change in the capitalization, long term or short term debt or in the capital stock or equity of the Company or any of its Subsidiaries which would be material to the Company and its Subsidiaries considered as one enterprise (anything which would be material to the Company and its Subsidiaries, considered as one enterprise, being hereinafter referred to as "Material"), (ii) except as described in the Offering Memorandum, neither the Company nor any of its Subsidiaries has incurred nor will any of them incur any liabilities or obligations, direct or contingent, which would be Material, nor has any of them entered into nor will any of them enter into any transactions, other than pursuant to this Agreement and the transactions referred to herein or as contemplated in the Offering Memorandum, which would be Material, (iii) there has not been any Material Adverse Effect, and (iv) except for regular quarterly distributions on the Company's shares of common stock, par value $0.01 per share (the "Common Stock"), and the dividends on the shares of the Company's (a) Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"); (b) Depositary Shares each representing 1/100 of a Share of 8 3/4 Series B Preferred Stock (the "Series B Preferred Stock"); (c) Depositary Shares each representing 1/100 of a Share of 8_ Series C Preferred Stock (the "Series C Preferred Stock");
         (d) Depositary Shares each representing 1/100 of a Share of 7.95 Series D Preferred Stock (the "Series D Preferred Stock"); and (e) Depositary Shares each representing 1/100 of a Share of 7.90% Series E Preferred Stock (the "Series E Preferred Stock"), the Company has not paid or declared and will not pay or declare any dividends or other distributions of any kind on any class of its capital stock.

                  (k) Neither the Company nor any of its Subsidiaries is, or as of the Closing Date will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (l) To the knowledge of the Company, except as set forth in the Offering Memorandum, there are no actions, suits, proceedings, investigations or inquiries pending or, after due inquiry, threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers or directors in their capacity as such or of which any of their respective properties or assets or any Property is the subject or bound, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.

                  (m) The Company and each of its Subsidiaries (i) has, and at the Closing Date will have, (A) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Offering Memorandum and are in material compliance with such, and (B) complied in all material respects with all laws, regulations and orders applicable to it or its business and (ii) is not, and at the Closing Date will not be, in breach of or default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, joint venture or partnership agreement or other agreement or instrument (collectively, a "Contract or Other Agreement") or under any applicable law, rule, order, administrative regulation or administrative or court decree to which it is a party or by which any of its other assets or properties or by which the Properties are bound or affected, except where such default, breach or failure will not, either singly or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company and each of its Subsidiaries, after due inquiry, no other party under any Material contract or other agreement to which it is a party is in default thereunder, except where such default will not have a Material Adverse Effect. Neither the Company nor any of its
         Subsidiaries is, nor at the Closing Date will any of them be, in violation of any provision of its articles of incorporation, by-laws, certificate of limited partnership, partnership agreement or other organizational document, as the case may be.

                  (n) No Material consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body or any other entity is required in connection with the offering, issuance or sale of the Shares hereunder except such as have been obtained under the Securities Act and the Exchange Act and such as may be required under state securities, Blue Sky or real estate syndication laws, or the by-laws, the corporate financing rule or the conflict of interest rule of the NASD or the requirements of the NYSE in connection with the purchase and distribution by the Purchaser of the Shares or such as have been received prior to the date of this Agreement, and except for the filing of this Agreement with the Commission as an exhibit to a Form 8-K, which the Company agrees to make in a timely manner.

                  (o) The Company and the Operating Partnership have full corporate or partnership power, as the case may be, to enter into this Agreement and the Registration Rights Agreement, to the extent each is a party thereto. Each of this Agreement and the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, to the extent each is a party thereto and constitutes a valid and binding agreement of the Company and the Operating Partnership, to the extent each is a party thereto, and assuming due authorization, execution and delivery by the Purchaser, is enforceable, against the Company and the Operating Partnership, to the extent each is a party thereto, in accordance with the terms hereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of each of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby and the compliance by each of the Company and the Subsidiaries with their obligations hereunder and thereunder, will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation, by-laws, partnership agreement or other organizational documents of the Company or any of its Subsidiaries, any Contract or Other Agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or properties are bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency (foreign or domestic) or body applicable to the business or properties of the Company or any of its Subsidiaries or to the Properties, in each case except for liens, charges, encumbrances, breaches, violations, defaults, rights to terminate or accelerate obligations, or conflicts, the imposition or occurrence of which would not have a Material Adverse Effect.

                  (p) As of the Closing Date, the Company and each of its subsidiaries will have good and marketable title to all Material properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Offering Memorandum, or such as secure the loan facilities of the Company and the Subsidiaries, or would not result in a Material Adverse Effect.

                  (q) To the knowledge of the Company: (i) no lessee of any portion of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except in each case such defaults that would not have a Material Adverse Effect; (ii) the current use and occupancy of each of the Properties complies in all material respects with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and (iii) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Properties except such proceedings or actions that would not have a Material Adverse Effect.

                  (r) The Company and the Partnership Subsidiaries have property, title, casualty and liability insurance in favor of the Company or the Partnership Subsidiaries with respect to each of the Properties, in an amount and on such terms as is reasonable and customary for businesses of the type conducted by the Company and the Partnership Subsidiaries except in such instances where the tenant is carrying such insurance or the tenant is self-insuring such risks.

                  (s) Except as disclosed in the Offering Memorandum, and, except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect; (A) to the knowledge of the Company and its Subsidiaries, after due inquiry, the operations of the Company and its Subsidiaries are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (B) to the knowledge of the Company and its Subsidiaries, after due inquiry, none of the Company or its Subsidiaries has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property, and no condition exists on, in, under or adjacent to any Property that could reasonably be expected to result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below), under any Environmental Law; (C) none of the Company or its Subsidiaries has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property; (D) none of the Company or its Subsidiaries has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming, any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property; and (E) no Property is included or, to the knowledge of the Company and its Subsidiaries, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental
         Protection Agency (the "EPA"), or included on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Company and its Subsidiaries has actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company and its Subsidiaries, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

                  As  used  herein,  "Hazardous  Substance"  shall  include  any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C.
         Section  6901,  et seq.),  the Clean Air Act,  as  amended  (42  U.S.C.
         Section  7401,  et seq.),  the Clean  Water Act,  as amended (33 U.S.C.
         Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any En-vironmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing and containing a residue of any Hazardous Substance.

                  None  of  the   environmental   consultants   which   prepared
         environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its Subsidiaries, and none of them nor any of their directors, officers or employees is connected with the Company or any of its Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

                  (t) The Company and its Subsidiaries are organized and operate in a manner so as to qualify as a real estate investment trust (the "REIT") under Sections 856 through 860 of the Code, as amended (the "Code"), and have elected to be taxed as a REIT under the Code commencing with the taxable year ending December 31, 1994. The Company and its Subsidiaries intend to continue to qualify as a REIT for the foreseeable future.

                  (u)    There  is  no  material   document  or  contract  of  a
         character required to be described or referred to in the Offering Memorandum which is not described as required therein.

                  (v) None of the Company or any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or its Subsidiaries, after due inquiry, is any such dispute threatened which would have a Material Adverse Effect.

                  (w) The Company and its Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Offering Memorandum. To the knowledge of the Company, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its Subsidiaries, of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

                  (x) The Company and each of its Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect.

                  (y)    Each  of  the  Partnership   Subsidiaries  is  properly
         treated as a partnership for federal income tax purposes and not as a "publicly traded partnership."

                  (z) No relationship, direct or indirect, exists between or among the Company or the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Subsidiaries on the other hand, which is required by the Securities Act to be described in the Offering Memorandum which is not so described;

                  (aa) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares, and the Company has not distributed and have agreed not to distribute any offering material in connection with the offering and sale of the Shares other than the Offering Memorandum or other material permitted by the Securities Act (which were disclosed to you and your counsel);

                  (ab) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets, financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                  (ac) No proceeding for the purpose of suspending the use of the Offering Memorandum has been instituted, or to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction;

                  (ad) Assuming the compliance by the Purchaser with the agreements set forth herein, it is not necessary, in connection with the issuance and sale of the Shares to the Purchaser in the manner contemplated by this Agreement and the Offering Memorandum, to register the Shares under the Securities Act;

                  (ae) Neither the Company nor any of its Affiliates nor any person acting on behalf of any of them (other than the Purchaser, as to whom the Company makes no representation) has nor will solicit any offer to buy or offer to sell the Shares by means of any general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act) or in any manner involving a public offering, within the meaning of Section 4(2) of the Securities Act, or under circumstances that would require the registration of the Shares under the Securities Act or securities law of any of the states in the United States;

                  (af) Neither the Company, its affiliated purchasers (as defined in Rule 10b-6 and Regulation M under the 1934 Act) nor any person acting on their behalf (other than the Purchaser, for which the Company makes no representation) have taken, directly or indirectly, any action prohibited by Rule 10b-6 or Regulation M under the Exchange Act in connection with the issue of the Shares;

                  (ag) Neither the Company nor any of its affiliates (as defined in Rule 501(b) under the Securities Act) have, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Shares in a manner that would require registration of the Shares under the Securities Act;

                  (ah) Any certificate or other document signed by any officer or authorized representative of the Company or any Subsidiary, and delivered to the Purchaser or to counsel for the Purchaser in connection with the sale of the Shares shall be deemed a representation and warranty by such entity or person, as the case may be, to the Purchaser as to the matters covered thereby; and

                  (ai) On the Closing Date, the Shares will be duly authorized for listing on the NYSE subject to official notice of issuance;

                  8.     Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or in any amendment or supplement thereto), or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Purchaser furnished in writing to the Company by or on behalf of the Purchaser through you expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                  (b)    If any  action,  suit or  proceeding  shall be  brought
         against  the  Purchaser  or any person  controlling  the  Purchaser  in respect of which indemnity may be sought against the Company, the Purchaser or such controlling person shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Purchaser or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Purchaser or such controlling person and the Company and the Purchaser or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on be-half of the Purchaser or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Purchaser and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by the Purchaser, and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless the Purchaser, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  (c) The Purchaser agrees to indemnify and hold harmless the Company and any person who controls the Company within the meaning of
         Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Purchaser, but only with respect to information relating to the Purchaser furnished in writing by or on behalf of the Purchaser through you expressly for use in the Offering Memorandum (or any amendment or supplement thereto). If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Offering Memorandum (or any amendment or supplement thereto), and in respect of which indemnity may be sought against the Purchaser pursuant to this paragraph (c), the Purchaser shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof, the Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Purchaser's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Purchaser by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Purchaser may otherwise have.

                  (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the difference between the total price paid by the Purchaser to the Company for the Shares and the total price paid by the Trust to the Purchaser in connection with the deposit of the Shares therein. The relative fault of the Company on the one hand and the Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Purchaser on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an
         indemnified  party  as  a  result  of  the  losses,  claims,   damages,
         liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
         Section 8, the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price of the Shares purchased by it and deposited in the Trust exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  (g) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
         Section 8(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 8(a) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

                  (h)    Any losses,  claims,  damages,  liabilities or expenses
         for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are in-
         curred.  The indemnity and  contribution  agreements  contained in this
         Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Purchaser or any person controlling the Purchaser, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Purchaser or any person controlling the Purchaser, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

                  9. Conditions of Purchaser's Obligations. The obligations of the Purchaser to purchase the Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall be true and correct, in all material respects, on the Closing Date, with the same force and effect as if made on and as of the Closing Date; to the knowledge of the Company and the Operating Partnership, such representations and warranties were true and correct, in all Material respects, as of the date of this Agreement and on the Closing Date.

                  (b) The Offering Memorandum (and any amendments or supplements thereto) shall have been distributed to the Purchaser on or prior to the date of this Agreement or at such other date and time as to which the Purchaser may agree; and no stop order pursuant to applicable law suspending the sale of the Shares in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (c) Since the dates as of which information is given in the Offering Memorandum, there shall not have been any material adverse change in the capital stock, partners' equity or long-term debt of the Company, the Operating Partnership or any of the Subsidiaries on a consolidated basis, except as described or contemplated in the Offering Memorandum, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, stockholders' equity, partners' equity or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Offering Memorandum; and other than as set forth in the Offering Memorandum, no proceedings shall be pending or, to the knowledge of the Company, after due inquiry, threatened against the Operating Partnership or the Company or any Property before or by any federal, state or other commission, board or administrative agency, where an unfavorable decision, ruling or finding could reasonably be expected to result in a Material Adverse Effect;

                  (d) You shall have received on and as of the Closing Date a certificate signed by the Chairman of the Board of Directors or President or Chief Executive Officer of the Company and the Chief Financial or Accounting Officer of the Company, in their capacities as of-
ficers of the Company, on behalf of the Company for itself and as general partner of the Operating Partnership, satisfactory to you, to the effect set forth in subsections (a) through (c) of this Section;

                  (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Purchaser), dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Company and the Operating Partnership, to the effect that:

                         (i) The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction identified with an asterisk in
                  Schedule I hereto. Each of FIFC and FISC is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction identified with an asterisk in Schedule I hereto.

                         (ii) The Operating Partnership and each of the Financing Partnership and Securities, L.P. has been duly formed and is validly existing as a limited partnership in good standing under the laws of its state of organization. The Operating Partnership and each of the Financing Partnership and Securities, L.P. has all requisite partnership power and authority to own, lease and operate its properties and other assets, to conduct the business in which it is engaged and proposes to engage, in each case, as described in the Offering Memorandum, and the Operating Partnership has the partnership power to enter into and perform its obligations under this Agreement. The Operating Partnership and each of the Financing Partnership and Securities, L.P. is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction identified with an asterisk in Schedule I hereto.

                         (iii) To the knowledge of such counsel (assuming due authorization, execution and delivery of each of the partnership agreements of the Operating Partnership, the Financing Partnership and Securities, L.P., by each of the parties thereto), all of the outstanding partnership interests of the Operating Partnership, the Financing Partnership and Securities, L.P. have been duly authorized, validly issued and fully paid and, except for Units not owned by the Company, are owned directly or indirectly by the Company or the Operating Partnership.

                         (iv) To the knowledge of such counsel, none of the Company, the Operating Partnership, the Financing Partnership, Securities, L.P., FIFC or FISC is in violation of or default under its charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, and none of such entities is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any document (as in effect on the date of such opinion) listed as an exhibit to the Company's Annual Report on Form 10-K, to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity or any Property is subject to or bound by (it being understood that (i) such counsel need express no opinion with respect to matters relating to any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement relating to the acquisition, transfer, operation, maintenance, management or financing of any property or assets of such entity or any other Property and (ii) such counsel may assume compliance with the financial covenants contained in any such document), except in each case for violations or defaults which in the aggregate are not reasonably expected to have a Material Adverse Effect.

                         (v) Each of this Agreement and the Registration Rights Agreement was duly and validly authorized and executed by each of the Company and the Operating Partnership.

                         (vi) The execution and delivery of this Agreement and the Registration Rights Agreement, the issuance and sale of the Shares and the performance by the Company and the Operating Partnership of their respective obligations under this Agreement and the Registration Rights Agreement and the consummation of the transactions herein and therein contemplated will not require, to such counsel's knowledge, any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the state securities, Blue Sky or real estate syndication laws in connection with the purchase of the Shares by the Purchaser) and did not and do not conflict with or constitute a breach or violation of or default under: (1) any document (as in effect on the date of such opinion) listed as an exhibit to the Company's Annual Report on Form 10-K, as amended, to which any such entity is a party or by which it or any of them or any of their respective properties or other assets may be bound or subject and of which such counsel is aware (it being understood that (i) such counsel need express no opinion with respect to matters relating to any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement relating to the acquisition, transfer, operation, maintenance, management or financing of any property or assets of such entity or any other Property and (ii) such counsel may assume compliance with the financial covenants contained in any such document); (2) the certificate of limited partnership or partnership agreement, as the case may be, of the Operating Partnership, the Financing Partnership, and Securities, L.P. or the articles of incorporation or bylaws, as the case may be, of the Company, FIFC or FISC; (3) any applicable law, rule or administrative regulation, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

                         (vii)   The  information  in Exhibit A to the  Offering
                  Memorandum  under  "Description  of  Common  Stock,"  "Certain
                  Federal Income Tax Considerations," "Risk Factors," "Restrictions on Transfers of Capital Stock" and "Federal Income Tax Considerations," to the extent that it constitutes statements of law, descriptions of statutes, rules or regulations, summaries of documents or legal conclusions, has been reviewed by such counsel and is correct in all material respects and presents fairly the information required to be disclosed therein.

                         (viii) The partnership agreement of each of the Operating Partnership, Securities, L.P. and the Financing Partnership has been duly authorized, validly executed and delivered by each of the Company and the Subsidiaries, to the
                  extent   they  are
                  parties thereto, and assuming due authorization, execution and delivery by the other parties to each such partnership agreement, is valid, legally binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                         (ix) None of the Company, the Corporate Subsidiaries or the Partnership Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

                         (x) Based upon the representations and warranties of the Purchaser contained herein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchaser or the Trust in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Securities under the Securities Act.

                  In  addition,  Cahill  Gordon & Reindel  shall state that they have participated in conferences with officers and other representatives of the Company, the Operating Partnership and the Subsidiaries, representatives of the independent public accountants for the Company, the Operating Partnership and the Subsidiaries and representatives of the Purchaser at which the contents of the Offering Memorandum and related matters were discussed. On the basis thereof, but without independent verification by such counsel of, and without passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum or any amendments or supplements thereto, no facts have come to the attention of such counsel that lead them to believe that the Offering Memorandum, including the documents incorporated therein by reference, at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, schedules and other financial and statistical data included in the Offering Memorandum) and may specifically note that financial statements have not been filed with respect to the Company's Current Report on Form 8-K filed with the Commission on April 20, 1998.

                  In giving its opinion,  such  counsel  shall  expressly  limit their opinion to matters of Federal and New York law and the Revised Uniform Limited Partnership Act and the General Corporation Law of the State of Delaware and may rely without independent verification (A) as to all matters of fact, upon certificates and written statements of officers, directors, partners and employees of and accountants for each of the Company, the Corporate Subsidiaries and the Partnership Subsidiaries, (B) as to matters of Maryland law, on the opinion of McGuire, Woods, Battle & Boothe, L.L.P., Baltimore, Maryland, which opinion shall be in form and substance reasonably satisfactory to counsel for the Purchaser, (C) as to matters of Illinois law, on the opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg, Chicago, Illinois, which opinion shall be in form and substance reasonably satisfactory to counsel for the

         Purchaser, and (D) as to the good standing and qualification of the Company, the Corporate Subsidiaries and the Partnership Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions. Counsel need express no opinion (i) as to the enforceability of forum selection clauses in the federal courts or (ii) with respect to the requirements of, or compliance with, any state securities, Blue Sky or real estate syndication laws.

                  (f) You shall have received on the Closing Date an opinion or opinions (satisfactory to you and counsel for the Purchaser), dated the Closing Date, of McGuire, Woods, Battle & Boothe, L.L.P., special Maryland counsel for the Company, to the effect that:

                         (i) Each of the Company and the Corporate Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation.

                         (ii) Each of the Company and the Corporate Subsidiaries has corporate power and authority to own, lease and operate its properties and other assets and to conduct the business in which it is engaged or proposes to engage, in each case, as described in the Offering Memorandum, and the Company has the corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement.

                         (iii) The Company's authorized capitalization consists of 10,000,000 shares of preferred stock, par value $.01 per share, 100,000,000 shares of common stock, par value $.01 per share and 65,000,000 shares of excess stock, par value $.01 per share. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable. All the issued and outstanding shares of capital stock of the Corporate Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable and are owned by the Company.

                         (iv) Each of the Shares has been duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when validly issued and delivered pursuant to this Agreement against payment of the Purchase Price, will be duly authorized, validly issued, fully paid and non-assessable. To the extent Maryland law provides the basis for determination, the Purchaser is receiving good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities if the Purchaser acquires such Shares in good faith and without notice of any such security interests, mortgages, pledges, liens, encumbrances, claims or equities. The terms of the Shares conform in all material respects to all statements and descriptions related thereto contained in the Offering Memorandum. The Shares are in due and proper form and comply in all material respects with all applicable legal requirements and with the requirements of the NYSE. The issuance of the Shares is not subject to any preemptive or
                  other   similar   rights   arising  un-
                  der Maryland General Corporation Law, the Company's charter or by-laws, as amended to date, or any agreement of which such counsel is aware.

                         (v) Each of this Agreement and the Registration Rights Agreement was duly and validly authorized and executed by the Company.

                         (vi) The execution and delivery of this Agreement and the Registration Rights Agreement and the performance of the obligations and the consummation of the transactions set forth herein and therein by the Company will not require, to the knowledge of such counsel, any consent, approval, authorization or other order of any Maryland court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities laws) and did not and do not conflict with or constitute a breach or violation of or default under: (1) the charter or by-laws, as the case may be, of the Company; (2) any applicable Maryland law, rule or administrative regulation or any order or administrative or court decree of which such counsel is aware, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

                         (vii) To the knowledge of such counsel, no Material authorization, approval, consent or order of any Maryland court, governmental authority, agency or other entity is required in connection with the due authorization, execution or delivery of either of this Agreement or the Registration Rights Agreement by the Company or the offering, issuance or sale to the Purchaser or the deposit by the Purchaser of the Shares hereunder, except such as may be required under Maryland securities, blue sky or real estate syndication laws.

                         (viii)  The  information  in Exhibit A to the  Offering
                  Memorandum under "Description of Common Stock," "Certain Provisions of Maryland Law and the Company's Articles of Incorporation and Bylaws" and "Restrictions on Transfers of Capital Stock" to the extent that it constitutes statements of law, descriptions of statutes, rules or regulations, summaries of documents or legal conclusions, has been reviewed by such counsel and, as to Maryland law, is correct in all material respects and presents fairly the information required to be disclosed therein.

                         (ix) The Company and each of the Corporate Subsidiaries was authorized to enter into the partnership agreement of each Partnership Subsidiary for which the Company or such Corporate Subsidiary, as the case may be, is the general partner.

                  (g) You shall have received on the Closing Date, an opinion or opinions (satisfactory to you and counsel for the Purchaser), dated the Closing Date, of Barack Ferrazzano Kirschbaum, Perlman & Nagelberg, special Illinois counsel for the Company, to the effect that:

                         (i) To the knowledge of such counsel, none of the Company, FRA, the Operating Partnership, FIMC, the Mortgage Partnership, FIH, FII, FIHC and FIIC is in violation of, or default in connection with the performance or observance of any obli-
                  gation, agreement, covenant or condition contained in any or all of (A) the consummation of (1) a certain revolving credit facility made available to the Operating Partnership by The First National Bank of Chicago and Union Bank of Switzerland, New York Branch ("UBS"), on behalf of themselves and as agents for various co-lenders; and (2) a certain mortgage loan made available to the Mortgage Partnership by Nomura Asset Capital Corporation; (B) the assumption by the Operating Partnership of a certain mortgage loan from PFL Life Insurance Company made available to Fourth Brookville Associates Limited Partnership; (C) the assumption by the Operating Partnership of a certain loan from Monumental Life Insurance Company made available to Lincoln Center Associates Limited Partnership;
                  (D) the assumption by the Operating Partnership of a certain loan from Sun Life Assurance Company of Canada made available to Sealy James Park, L.L.C.; (E) the assumption by the Operating Partnership of a certain mortgage loan from American National Insurance Company made available to American National Bank and Trust Company of Chicago, as Trustee under Trust No. 113913-07; (F) the assumption by the Operating Partnership of a certain mortgage loan from State Street Bank and Trust Company, as Trustee for Holders of Commercial Mortgage
                  Pass-Through Certificates, acting by and through Lutheran Brotherhood, its duly authorized Attorney-in-Fact, made available to Walglen Investments Limited; (G) the origination of a certain mortgage loan made available to the Operating Partnership and Indianapolis, L.P. by Connecticut General Life Insurance Company; and (H) the acquisition of property by the Operating Partnership subject to a certain mortgagee loan from Smithkline Beecham Clinical Laboratories, Inc. made available to 290 Industrial Co., LLC (all such indebtedness referenced in (A) through (H), collectively, the "Credit Documents") and
                  (b) various pending agreements of purchase and sale into which FR Acquisitions, Inc. has entered into for the purchase of certain real properties (collectively, the "Pending Contracts"), except in each case for defaults that, in the aggregate, are not reasonably expected to have a Material Adverse Effect.

                         (ii) The execution and delivery of this Agreement and the Registration Rights Agreement and the performance of the obligations and the consummation of the transaction set forth herein and therein by the Company and the Operating Partnership did not and do not conflict with or constitute a breach or violation of, or default under: (A) the Credit Documents and the Pending Contracts; (B) any applicable law, rule or administrative regulation of the federal government (or agency thereof) of the United States; or (C) any order or administrative or court decree issued to or against or concerning the Company, the Operating Partnership, FIMC, the Mortgage Partnership, FIH, FII, FIHC, or FIIC, of which in the cases of clauses (B) and (C) above, such counsel is aware, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

                         (iii) To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened that do, or are likely to, have a Material Adverse Effect.

                         (iv) The information in the Company's 1997 Annual Report on Form 10-K under Item 2 "The Properties--Mortgage Loans" (except for the 1994 Mortgage Loan) to the extent that it constitutes statements of law, descriptions of statutes, summaries of principal financing terms of Credit Documents or legal conclusions, has been reviewed by such counsel and is correct in all material respects and presents fairly the information disclosed therein.

                  (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Rogers & Wells LLP, counsel for the Purchaser, as to the matters referred to in clause (i) (with respect to the Company only) and (iv) (with respect to the first and last sentences only) of Section 9(f) and clause (v) (with respect to the Company only) of Section 9(e) and in addition, Rogers & Wells LLP shall make statements similar to those contained in the first paragraph following clause (x) of Section 9(e) hereto with similar express limitations and shall be entitled to rely on those persons described in the second paragraph following clause (x) Section 9(e) hereto with respect to the matters described therein.

                  (i) Since the date hereof, there shall not have occurred a downgrading in the rating assigned to the Shares or any of the Company's securities or the Operating Partnership's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Shares or any of the Company's securities or the Operating Partnership's other securities.

                  (j)    On the date hereof or such other date as the  Purchaser
         may agree to, Coopers & Lybrand L.L.P. shall have furnished to the Purchaser a letter, dated the date of its delivery, addressed to the Purchaser and in form and substance satisfactory to the Purchaser (and to its counsel), confirming that they are independent public accountants with respect to the Company and its Subsidiaries as defined in the Securities Act and with respect to the financial and other statistical and numerical information contained in the Offering Memorandum and containing statements and information of the type ordinarily included in accountants' "comfort letters" as set forth in the AICPA's Statement on Auditing Standards 72. At the Closing Date, Coopers & Lybrand L.L.P. shall have furnished to the Purchaser a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from it, that nothing has come to its attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date, which would require any change in its letter dated the date hereof if it were required to be dated and delivered at the Closing Date.

                  (k) The Company and its Subsidiaries shall not have failed, at or prior to the Closing Date, to perform or comply with any of the agreements pursuant to Section 5 herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

                  (l) At the Closing Date, counsel for the Purchaser shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares, as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Purchaser and counsel for the Purchaser.

                  (m) Each of the Company and the Operating Partnership shall have authorized, executed and delivered to Purchaser the Registration Rights Agreement.

                  (n) At the Closing Date, the Shares shall have been approved for listing on the NYSE upon official notice of issuance.

                  The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to you and to Rogers & Wells LLP, counsel for the Purchaser.

                  10.    Effective   Date  of   Agreement;   Termination.   This
Agreement shall become effective upon the execution of this Agreement.

                  This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Offering Memorandum, there has been a Material Adverse Effect, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the judgment of Purchaser, is material and adverse and would, in the judgment of Purchaser, make it impracticable or inadvisable to (x) commence or continue the offering of the units of the Trust to the public, or (y) enforce contracts for the sale of the units of the Trust,
(iii) the suspension or material limitation of trading in securities on the NYSE or the American Stock Exchange or material limitation on prices for securities on either of such exchanges, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion would result in a Material Adverse Effect, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                  11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to First Industrial Realty Trust, Inc., 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606, Attention: Michael T. Tomasz, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention of Gerald S. Tanenbaum, Esq. and (b) if to you, Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281,
Attention: Cara Londin, with a copy to Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, Attention of Robert E. King, Jr., or in any case to such other address as the person to be notified may have requested in writing.

                  The provisions of Sections 5, 6, 7 and 8 shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company and (ii) acceptance of the Shares and payment for them hereunder.

                  In the event of termination of this Agreement, the provisions of Sections 5(i) and 8 shall remain operative and in full force and effect.

                  If this Agreement shall be terminated by the Purchaser because of any failure or refusal on the part of the Company or the Operating Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and the Operating Partnership agree to reimburse the Purchaser for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Operating Partnership and the Purchaser, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from the Purchaser merely because of such purchase.

                  This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in New York.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement among the Company, the Operating Partnership, and the Purchaser as of the date first written above.

                                  Very truly yours,

                                  FIRST INDUSTRIAL REALTY TRUST, INC.


                                  By:    /s/ Michael J. Havala
                                         ------------------------
                                         Name:  Michael J. Havala
                                         Title: Chief Financial Officer
                                                and Secretary


                                  FIRST INDUSTRIAL, L.P.

                                  By:    First Industrial Realty Trust, Inc.
                                         as its sole general partner


                                  By:    /s/ Michael J. Havala
                                         ------------------------
                                         Name:  Michael J. Havala
                                         Title: Chief Financial Officer
                                                and Secretary

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
      INCORPORATED


By:    /s/ John C. Brady
       ----------------------
       Name:
       Title:

                                   SCHEDULE I
                                   ----------


             JURISDICTIONS OF FOREIGN QUALIFICATION OF THE COMPANY, THE CORPORATE SUBSIDIARIES AND THE PARTNERSHIP SUBSIDIARIES
           -----------------------------------------------------------


ENTITY:                                                        JURISDICTION
------                                                         ------------

First Industrial, L.P.                                         Georgia*
                                                               Illinois*
                                                               Indiana*
                                                               Iowa
                                                               Michigan
                                                               Minnesota*
                                                               Missouri
                                                               New Jersey*
                                                               New York*
                                                               Ohio
                                                               Pennsylvania
                                                               Tennessee
                                                               Wisconsin

First Industrial Realty Trust, Inc.                            Georgia*
                                                               Illinois*
                                                               Indiana*
                                                               Michigan*
                                                               Minnesota*
                                                               New Jersey*
                                                               New York*
                                                               Ohio

First Industrial Securities, L.P.                              Illinois
                                                               Michigan
                                                               Minnesota
                                                               Pennsylvania

First Industrial Securities Corporation                        Illinois*
                                                               Michigan*

First Industrial Pennsylvania Partnership, L.P.                Pennsylvania



*        Denotes jurisdictions on which counsel is opining.


                                  SCHEDULE I-1

ENTITY:                                                        JURISDICTION
------                                                         ------------

First Industrial Pennsylvania Corporation                      Pennsylvania

First Industrial Harrisburg, L.P.                              Pennsylvania

First Industrial Harrisburg Corporation                        Pennsylvania

First Industrial Financing Partnership, L.P.                   Georgia
                                                               Illinois
                                                               Iowa
                                                               Michigan
                                                               Minnesota
                                                               Missouri
                                                               New Hampshire
                                                               Pennsylvania
                                                               Tennessee
                                                               Texas
                                                               Wisconsin

First Industrial Finance Corporation                           Georgia*
                                                               Illinois*
                                                               Michigan*
                                                               Wisconsin

First Industrial Management Corporation                        Georgia
                                                               Illinois
                                                               Indiana
                                                               Iowa
                                                               Kansas
                                                               Michigan
                                                               Minnesota
                                                               Missouri
                                                               New Hampshire
                                                               Ohio
                                                               Pennsylvania
                                                               Tennessee
                                                               Texas
                                                               Wisconsin


*        Denotes jurisdictions on which counsel is opining.


                                  SCHEDULE I-2

ENTITY:                                                        JURISDICTION
------                                                         ------------

First Industrial (Atlanta) Management Corporation              Georgia
                                                               Illinois

FR Acquisitions, Inc.                                          Georgia
                                                               Illinois
                                                               Indiana
                                                               Michigan
                                                               Minnesota
                                                               Missouri
                                                               Ohio
                                                               Pennsylvania
                                                               Tennessee
                                                               Wisconsin

First Industrial Mortgage Partnership, L.P.                    Georgia
                                                               Illinois
                                                               Michigan
                                                               Minnesota
                                                               Missouri
                                                               Tennessee

First Industrial Mortgage Corporation                          Illinois
                                                               Michigan

First Industrial Indianapolis, L.P.                            Indiana
First Industrial Indianapolis Corporation                      None
First Industrial Development Services Group, L.P.              None
FI Development Services Corporation                            None




*        Denotes jurisdictions on which counsel is opining.



                                  SCHEDULE I-3